CONSENT BY LEGAL AND TAX COUNSEL

The Scott Law Firm, (the "Undersigned"), hereby consents to being named as legal and tax counsel in the Post Effective Amendment Number Two to Form S-1 Registration Statement and the inclusion of the legal opinions rendered by the Undersigned as Exhibits 5 and 8 thereto filed with the Securities and Exchange Commission by the Fremont Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said Registration Statement.



                                          s/ William S. Scott
                                          William S. Scott

                                          The Scott Law Firm
                                          5121 Sarazen Drive
                                          Hollywood, FL  33021

                                          (954) 964-1546
                                          Facsimile (954) 964-1548


Florida Bar Number #947822
Dated:  December 8, 1997